Exhibit 99.1

ORACLE HEALTHCARE ACQUISITION CORP. AND PRECISION THERAPEUTICS, INC. AGREE IN PRINCIPLE TO AMEND MERGER AGREEMENT TO REDUCE CONSIDERATION BY 15%

Oracle Founders Also Agree to Forfeit Certain Shares; Oracle to Reschedule Special Meeting for March 5, 2008

GREENWICH, Conn., Feb. 22 /PRNewswire-FirstCall/ — Oracle Healthcare Acquisition Corp. (OTC Bulletin Board: OHAQ, OHAQW and OHAQU) (“Oracle”) announced today that it has reached an agreement in principle with Precision Therapeutics, Inc. (“PTI”) to further amend the Agreement and Plan of Merger, dated as of December 3, 2007 and previously amended on January 24, 2008, by and among Oracle, a subsidiary of Oracle and PTI, providing for the acquisition of PTI by Oracle. In connection with the proposed amendment, Oracle plans to postpone the special meeting of the stockholders of Oracle relating to the proposed acquisition until March 5, 2008.

Pursuant to the proposed amendment, the number of shares of Oracle common stock used in the calculation of the exchange ratio pursuant to which shares of PTI common stock would be exchanged for shares of Oracle common stock (identified as the “Share Multiplication Factor” in the “Example of Calculation of Exchange Ratio and Number of Oracle Shares to be Issued/Reserved for Issuance” included in the proxy statement/prospectus, dated February 11, 2008, that has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to the Oracle stockholders) would be reduced from 22,500,000 to 19,125,000 shares, resulting in a reduction in the merger consideration to be issued, or reserved for issuance, at the closing of the merger to PTI stockholders and holders of options and warrants to purchase PTI stock by approximately 15%. The number of shares of Oracle common stock that would be placed into escrow to satisfy any indemnification claims that may be asserted by Oracle would similarly be reduced by 15% from 2,250,000 to 1,912,500 shares. Additionally, the proposed amendment would result in the elimination of the potential payment of the top-up consideration, pursuant to which holders of PTI stock, options and warrants would have been entitled to additional shares of Oracle common stock in the event that the trading price of Oracle’s stock is below $7.78 per share as of the date that is 180 days following the closing of the merger. The proposed amendment would not impact the earn-out payment to the holders of PTI stock, options and warrants of up to an additional 4,250,000 shares of Oracle common stock if the combined company achieves specified milestones.

Under the terms of the proposed amendment, the founders of Oracle would agree that, upon completion of the merger, they would forfeit 50% of their aggregate 3,750,000 shares of Oracle common stock that they received in connection with the formation of Oracle.

The proposed amendment to the merger agreement remains subject to the documentation of the terms of the proposed amendment, the approval thereof by the respective boards of directors of Oracle and PTI, which can not be assured, and approval by the stockholders of PTI and Oracle, which also can not be assured. When and if the proposed amendment is executed by the parties, Oracle will file a current report on Form 8-K with the SEC describing the terms of the amendment and including the amendment as an exhibit thereto. Oracle would also file and deliver to its stockholders a supplement to the proxy statement/prospectus, dated February 11, 2008, which has previously been mailed to the Oracle stockholders, describing the impacts of the amendment to the merger agreement.

In order to provide its stockholders with additional time to consider the impact of the proposed amendment to the merger agreement, Oracle intends to postpone its special meeting of stockholders relating to the proposed acquisition from March 4, 2008 to March 5, 2008.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties relating to future events or our future financial performance, including, without limitation, statements regarding the proposed amendment to the merger agreement and the completion of the merger. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. In particular, these forward-looking statements are subject to the risk that the parties may not be able to reach agreement on all of the terms of the proposed amendment to the merger agreement, or that the board of directors of either company may fail to approve the amendment to the merger agreement, and that the stockholders of either company may fail to approve the merger agreement, as amended, as well as those factors detailed in Oracle’s SEC filings, including the proxy statement/prospectus relating to the proposed merger filed with the SEC on February 11, 2008. You are advised to consult further disclosures that Oracle may make on related subjects in its future filings with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “proposed,” “may,” “prospective,” could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although Oracle believes that the expectations reflected in the forward-looking statements are reasonable, Oracle can give no assurance that such expectations will prove to be correct, nor can Oracle guarantee future results, levels of activity, performance or achievements.

About Oracle Healthcare Acquisition Corp.

Oracle is a blank check company formed on September 1, 2005 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business in the healthcare industry. On March 8, 2006, Oracle consummated its initial public offering of 15,000,000 units, which were sold at an offering price of $8.00 per unit, which together with the private placement of 833,334 warrants to certain founding stockholders of Oracle at an offering price of $1.20 per warrant, generated total gross proceeds of approximately $121,000,000. Of this amount, $113,500,000 was placed in trust, including $2,400,000 in deferred underwriting fees. Oracle common stock, warrants and units are quoted on the OTC Bulletin Board under the symbols OHAQ, OHAQW and OHAQU, respectively.

About Precision Therapeutics, Inc.

PTI is a life sciences company developing and commercializing tests intended to assist physicians in individualizing cancer therapy in an effort to improve treatment outcomes. PTI has developed and currently markets its proprietary ChemoFx test. ChemoFx is a chemoresponse test, a type of test that uses a patient’s live tumor cells to assess his or her likelihood of responding to various cancer drugs, or drug combinations, that the patient’s physician is considering for treatment. ChemoFx measures both the responsiveness, or sensitivity, of tumor cells to particular drugs, as well as their resistance. For more information on PTI, please visit its website at http://www.PrecisionTherapeutics.com.

Additional Information About the Merger and Where to Find It

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction. In connection with the proposed merger, Oracle has filed a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS, AND ANY SUPPLEMENT THERETO CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ORACLE, PTI AND THE PROPOSED MERGER. Investors are able to obtain free copies of the proxy statement/prospectus as well as other filed documents containing information about Oracle at http://www.sec.gov, the SEC’s Web site.

Participants in the Solicitation

Oracle and PTI and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Oracle’s stockholders with respect to the proposed merger. Information regarding the officers and directors of Oracle and PTI, including their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement/prospectus filed with the SEC on February 11, 2008 in connection with the proposed merger and may be contained in future filings with the SEC.

Oracle Healthcare Acquisition Corp.

Joel D. Liffmann

President and Chief Operating Officer

Oracle Healthcare Acquisition Corp.

(203) 862-7900